Exhibit 23(j)(6) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Class A Shares, Class B Shares and Class C Shares Prospectus and under the caption “Independent Registered Public Accounting Firm” in the Class A Shares, Class B Shares and Class C Shares Statement of Additional Information for Federated Fund for U.S. Government Securities in Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, and to the incorporation by reference of our report dated May 20, 2008 on Federated Fund for U.S. Government Securities (one of seven portfolios comprising Federated Income Securities Trust), included in the Annual Shareholder Report for the fiscal year ended March 31, 2008.

Ernst & Young LLP

Boston, Massachusetts
May 27, 2008

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Class A Shares and Class C Shares Prospectus and Institutional Shares Prospectus and under the caption “Independent Registered Public Accounting Firm” in the Class A Shares, Class C Shares and Institutional Shares Statement of Additional Information for Federated Real Return Bond Fund in Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, and to the incorporation by reference of our report dated May 20, 2008 on Federated Real Return Bond Fund (one of seven portfolios comprising Federated Income Securities Trust), included in the Annual Shareholder Report for the fiscal year ended March 31, 2008.

Ernst & Young LLP

Boston, Massachusetts
May 27, 2008